Exhibit 4.24

FIRST ADDENDUM TO THE SUBSCRIPTION, SALE AND SHAREHOLDERS AGREEMENT

entered into between

HARMONY GOLD MINING COMPANY LIMITED

and

BUSINESS VENTURE INVESTMENTS NO 1692 PROPRIETARY LIMITED

and

HISTOPATH PROPRIETARY LIMITED

and

BUSINESS VENTURE INVESTMENTS NO 1677 PROPRIETARY LIMITED

and

BUSINESS VENTURE INVESTMENTS NO 1687 PROPRIETARY LIMITED

and

BUSINESS VENTURE INVESTMENTS NO 1688 PROPRIETARY LIMITED

and

THE TRUSTEES FOR THE TIME BEING OF THE HARMONY GOLD COMMUNITY TRUST

1.	INTERPRETATION

In this Addendum –

1.1.	“Addendum” means this first addendum to the Subscription, Sale and Shareholders Agreement;

1.2.	“Subscription, Sale and Shareholders Agreement” means the subscription, sale and shareholders’ agreement entered into between the Parties on 20 March 2013; and

1.3.	unless otherwise defined herein or the context indicates otherwise, words and expressions defined in the Subscription, Sale and Shareholders Agreement will have the same meanings and any reference to the word “clause” or “annexure” refers to a clause or annexure of the Subscription, Sale and Shareholders Agreement.

2.	INTRODUCTION

2.1.	The Parties have agreed to amend the Subscription, Sale and Shareholders Agreement by making certain amendments.

2.2.	The Parties wish to record their agreement in writing.

3.	AMENDMENT

The Parties hereby amend the Subscription, Sale and Shareholders Agreement by deleting the words and numbers –

3.1.	“R184,240 (one hundred and eighty four thousand two hundred and forty rand)” appearing in clause 2.1.9 and the replacement thereof with the words and numbers “R179,876 (one hundred and seventy nine thousand eight hundred and seventy six rand)”;

3.2.	“R184,240 (one hundred and eighty four thousand two hundred and forty rand)” appearing in clause 2.1.13 and the replacement thereof with the words and numbers “R179,876 (one hundred and seventy nine thousand eight hundred and seventy six rand)”;

3.3.	“R184,240 (one hundred and eighty four thousand two hundred and forty rand)” appearing in clause 2.1.17 and the replacement thereof with the words and numbers “R179,876 (one hundred and seventy nine thousand eight hundred and seventy six rand)”;

3.4.	“R4,606,000 (four million six hundred and six thousand rand)” appearing in clause 2.1.2 and the replacement thereof with the words and numbers “R4,496,898.72 (four million four hundred and ninety six thousand eight hundred and ninety eight rand seventy two cents)”;

3.5.	“R982,613 (nine hundred and eight two thousand six hundred and thirteen rand)” appearing in clause 2.1.24 and the replacement thereof with the words and numbers “R959,338 (nine hundred and fifty nine thousand three hundred and thirty eight rand)”;

3.6.	“R455,994,000 (four hundred and fifty five million nine hundred and ninety four thousand rand)” appearing in clause 14.1 and the replacement thereof with the words and numbers “R445,192,974 (four hundred and forty five million one hundred and ninety two thousand and nine hundred and seventy four rand)”;

3.7.	“R97,278,720 (ninety seven million two hundred and seventy eight thousand and seven hundred and twenty rand)” appearing in clause 14.2.1 and the replacement thereof with the words and numbers “R94,974,501 (ninety four million nine hundred and seventy four thousand five hundred and one rand)”; and

3.8.	“R18,239,760 (eighteen million two hundred and thirty nine thousand seven hundred and sixty rand)” appearing in clause 14.2.2 and the replacement thereof with the words and numbers “R17,807,719 (seventeen million eight hundred and seven thousand seven hundred and nineteen rand)”.

4.	SAVINGS CLAUSE

Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this Addendum or unless otherwise agreed in writing between the Parties, all the terms and conditions of the Subscription, Sale and Shareholders Agreement shall mutatis mutandis continue to apply.

5.	COSTS

Each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Addendum.

6.	SIGNATURE

6.1.	This Addendum is signed by the Parties on the dates and at the places indicated below.

6.2.	This Addendum may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Addendum as at the date of signature of the Party last signing one of the counterparts.

6.3.	The persons signing this Addendum in a representative capacity warrant their authority to do so.

FOR	HARMONY GOLD MINING COMPANY LIMITED

Signature:	/s/
who warrants that he / she is duly authorised thereto
Name:	Frank Abbott
Date:	24 May 2013
Place:	Randfontein

FOR	BUSINESS VENTURE INVESTMENTS NO 1692 PROPRIETARY LIMITED

Signature:	/s/
who warrants that he / she is duly authorised thereto
Name:	Frank Abbott
Date:	24 May 2013
Place:	Randfontein

FOR	HISTOPATH PROPRIETARY LIMITED

Signature:	/s/
who warrants that he / she is duly authorised thereto
Name:
Date:
Place:

FOR	BUSINESS VENTURE INVESTMENTS NO 1677 PROPRIETARY LIMITED

Signature:	/s/
who warrants that he / she is duly authorised thereto
Name:	M.L. Majila
Date:	23 May 2013
Place:

FOR	BUSINESS VENTURE INVESTMENTS NO 1687 PROPRIETARY LIMITED

Signature:	/s/
who warrants that he / she is duly authorised thereto
Name:
Date:
Place:

FOR	BUSINESS VENTURE INVESTMENTS NO 1688 PROPRIETARY LIMITED

Signature:	/s/
who warrants that he / she is duly authorised thereto
Name:	M.M. Mokuena
Date:	28/05/2013
Place:	Midrand

FOR	THE TRUSTEES FOR THE TIME BEING OF THE HARMONY GOLD COMMUNITY TRUST

Signature:	/s/
who warrants that he / she is duly authorised thereto
Name:	Neil Terblanche
Date:	24 May 2013
Place:	Randfontein

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